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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement on Form S-1 and related Prospectus of D.E. Frey Group, Inc. of our report dated February 5, 1999, accompanying the financial statements of D.E. Frey Group, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospecus.


HEIN + ASSOCIATES LLP

Denver, Colorado
September 30, 1999